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                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                      OF

                         PROJECT ORANGE FUNDING, L.P.
                       (a Delaware limited partnership)

                                     INTO

                        PROJECT ORANGE ASSOCIATES L.P.
                       (a Delaware limited partnership)

     This Agreement and Plan of Merger (this "Agreement") is dated as of the 6th day of December 1999, by and between Project Orange Funding, L.P., a Delaware limited partnership ("Funding LP") and Project Orange Associates L.P., a Delaware limited partnership ("Associates LP"). Funding LP and Associates LP may be referred to individually as "Constituent Partnership" and collectively as "Constituent Partnerships."

     WHEREAS, each of Funding LP and Associates LP desire that Funding LP merge with and into Associates LP;

     WHEREAS, the Constituent Partnerships are duly organized under the laws of the State of Delaware;

     WHEREAS, Funding LP caused its Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware on November 12, 1999 and the partners of Funding LP entered into a Limited Partnership Agreement dated as of November 12, 1999;

     WHEREAS, as of the date hereof and immediately prior to the Merger, the partners of Funding LP are as follows: (1) G.A.S. Orange Associates, L.L.C. ("GAS Orange Associates") as a 1% general partner and a 98% limited partner, and
(2) The Victor Family Irrevocable Trust ("Victor Trust") as a 1% limited partner;

     WHEREAS, Associates LP caused its Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware on May 23, 1988 and the partners of Associates LP entered into a Second Amended and Restated Agreement of Limited Partnership dated as of December 16, 1992 (the "Associates LP Partnership Agreement");

     WHEREAS, as of the date hereof and immediately prior to the Merger, the partners of Associates LP are as follows: (1) GAS Orange Associates as a 1% managing general partner and a 89% limited partner, and (2) G.A.S. Orange Partners, L.P. as a 1% general partner and a 9% limited partner ("GAS Orange Partners"); and

     WHEREAS, immediately following the Merger, GAS Orange Associates shall own a 1% interest as the managing general partner and a 89% limited partner in the surviving partnership

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and GAS Orange Partners shall own a 1% interest as a general partner and a 9%
interest as a limited partner in the surviving partnership; and

     WHEREAS, the General Partners of the Constituent Partnerships deem it advisable and in the best interests of each of said limited partnerships and their respective partners that Funding LP merge with and into Associates LP upon the terms and conditions provided herein, and in accordance with the applicable provisions of the laws of the State of Delaware (the "Merger").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                    MERGER

     Section 1.1  Merger.  In accordance with the provisions of this Agreement
                  ------
and the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), Funding LP shall be merged with and into Associates LP and the separate existence of Funding LP shall cease. Associates LP shall be the surviving limited partnership in the Merger (hereinafter sometimes referred to as the "Surviving Partnership"). The name of the Surviving Partnership shall be Project Orange Associates L.P.

     Section 1.2  Effective Date of Merger.  The Merger shall become effective
                  ------------------------
when the following actions have been completed:

             (a) This Agreement has been duly approved by each of the Constituent Partnerships as follows:

                  (i) by the general partners of each Constituent Partnerships; and

                  (ii) by the limited partners who own more than fifty percent (50%) of the then current percentage or other interest in the profits of each Constituent Partnership; and

             (b) An executed Certificate of Merger in substantially the form attached hereto as Exhibit A and meeting the requirements of the Delaware Act has been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger becomes effective, as aforesaid, is herein called the "Effective Date." As of the Effective Date, the separate existence of Project Orange Funding, L.P. shall cease and said partnership shall be merged into Project Orange Associates L.P., the Surviving Partnership in accordance with Section 17-211 of the Delaware Act.

     Section 1.3  Effect of the Merger.  As of the Effective Date, the Surviving
                  --------------------
Partnership shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and private nature, and be subject to all the

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restrictions, disabilities and duties of each of the Constituent Partnerships, and all the rights, privileges, immunities, powers and franchises of each of the Constituent Partnerships, and all property, real, personal and mixed, and all debts due to any of said Constituent Partnerships on whatever account, as well as for all other things in action or belonging to each of said limited partnerships, shall be vested in the Surviving Partnership; and all property, rights, privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Partnership as they were of the respective Constituent Partnerships, and the title to any real estate vested by deed or otherwise in an of said Constituent Partnerships shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of any of said Constituent Partnerships be preserved, unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all debts, liabilities and duties of said Constituent Partnerships, respectively, shall thenceforth attach to the Surviving Partnership and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Partnership.

     Section 1.4  Accounting.  The assets and liabilities of the Constituent
                  ----------
Partnerships as of the Effective Date, shall be taken up on the books of the Surviving Partnership at the amounts at which they are carried at that time on the books of the respective Constituent Partnerships. The amount of capital of the Surviving Partnership after the Merger shall be equal to the sum of the capital accounts of each of the Constituent Partnerships.

     Section 1.5  Certificate of Limited Partnership.  The Certificate of
                  ----------------------------------
Limited Partnership of Associates LP as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Exhibit B,
                                                                    ---------
will continue in full force and effect as the Certificate of the Surviving Partnership.

     Section 1.6  Cancellation of Funding LP.  In accordance with Section 17-
                  --------------------------
211(f) of the Delaware Act, the Certificate of Merger filed with the Secretary of State of the State of Delaware pursuant to Section 1.2(b) hereof shall be deemed a certificate of cancellation of Funding LP.

     Section 1.7  Agreement of Limited Partnership Agreement.  The Associates LP
                  ------------------------------------------
Partnership Agreement as in effect immediately prior to the Effective Date shall be the partnership agreement of the Surviving Partnership until the same shall be altered or amended in accordance with the provisions thereof.

     Section 1.8  Partners.  (a) After carrying into effect the Merger provided
                  --------
in this Agreement, the partnership interests of Associates LP shall be as follows: (1) GAS Orange Associates as a 1% managing general partner and an 89% limited partner, and (2) GAS Orange Partners as a 1% general partner and a 9% limited partner.

     (b) Upon the effectiveness of the Merger, for and in consideration of the payment of $1.00, the Victor Trust's interest in Funding LP will be extinguished.

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     Section 1.9   Managing General Partner of Surviving Partnership.  The
                   -------------------------------------------------
managing general partner of Associates LP, as of the Effective Date, shall be the managing general partner of the Surviving Partner.

     Section 1.10  Assumption of Obligations. From and after the Effective Date,
                   -------------------------
Associates LP shall pay, perform and discharge, in due course, as the same shall become due for payment, performance or discharge, all payment and performance obligations and related liabilities of Funding LP. As of the Effective Date, Associates LP shall be bound by all covenants, stipulations and agreements of Funding LP.

                                  ARTICLE II
                  PROHIBITION AGAINST CERTAIN CORPORATE ACTS

     From and after the date of this Agreement and prior to the Effective Date, neither of the Constituent Partnerships will, without the prior written consent of the other Constituent Partnership:

     (a) Amend its certificate of limited partnership or its partnership agreement; or

     (b) Engage in any material activity or transaction, or incur any material obligation by contract of otherwise, except in the ordinary course of business.

     From and after the date of this Agreement and prior to the Effective Date, Funding LP and Associates LP will use their best efforts to preserve their business organizations, and to preserve the goodwill of their suppliers, customers and others having business relations with either of them.

                                  ARTICLE III
                           TERMINATION AND AMENDMENT

     Section 3.1  Termination.  This Agreement may be terminated or abandoned at
                  -----------
any time prior to the Effective Date, whether before or after approval of this Agreement and the Merger by the partners of the Constituent Partnerships, by the mutual consent of the Constituent Partnerships. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void.

     Section 3.2  Amendment or Supplement.  At any time before or after approval
                  -----------------------
of this Agreement by the partners of the Constituent Partnerships and prior to the Effective Date, this Agreement may be amended or supplemented in writing by the Constituent Partnerships with regard to any of the terms contained in this Agreement, except that following approval by the partners of the Constituent Partnerships there shall be no amendment or supplement that by law requires further approval by such partners without such further approval by the partners of the Constituent Partnerships.

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                                  ARTICLE IV
                              TRANSFER OF ASSETS

     To the extent permitted by law, from time to time, as and when requested by the Surviving Partnership, its successors or assigns, each of the Constituent Partnerships shall execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further actions as the Surviving Partnership may deem necessary or desirable in order to vest in and confirm to the Surviving Partnership title to and possession of any and all property of each of the Constituent Partnerships acquired by reason of or as a result of the Merger herein provided for, whether such property be personal or real in nature, tangible or intangible, and otherwise to carry out the intent and purposes hereof and the managing general partners of the subject Constituent Partnerships are fully authorized in the name of the Surviving Partnership or otherwise, to take any and all such action.

                                   ARTICLE V
                                 MISCELLANEOUS

     Section 5.1  Further Assurances.  Each of the Constituent Partnerships
                  ------------------
shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other party may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

     Section 5.2  Successors and Assigns.  This Agreement shall be binding upon
                  ----------------------
the successors and assigns of the Constituent Partnerships.

     Section 5.3  Assignment.  The Constituent Partnerships shall not transfer
                  ----------
or assign this Agreement, or any interest of the respective Constituent Partnerships herein.

     Section 5.4  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement between the Constituent Partnerships with respect to the transactions contemplated herein and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the Constituent Partnerships.

     Section 5.5  Modification; Waiver.  Any of the terms of conditions of this
                  --------------------
Agreement may be modified or waived at any time before the Effective Date by the party which is, or the partners of which are, entitled to the benefit thereof upon the authority of the managing general partner of such party, provided that any such modification or waiver shall, in the judgment of the party making it, not affect substantially or materially and adversely the benefits to such party or its partners intended under this Agreement. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No supplement, modification, extension, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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     Section 5.6   Interpretation; References.  Any use of the masculine,
                   --------------------------
feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context requires. References to an "Article" or a "Section" are, unless otherwise specified, to an Article or Section of this Agreement. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

     Section 5.7   Severability. Any provision or part of this Agreement that is
                   ------------
invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

     Section 5.8   Governing Law. This Agreement shall be construed and enforced
                   -------------
in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

     Section 5.9   Representations and Warranties.  Each of the Constituent
                   ------------------------------
Partnerships hereby represents and warrants to the other Constituent Partnership that it is a duly organized and lawfully existing partnership in good standing under the laws of the State of Delaware and is duly authorized, qualified and licensed to carry on its business in such jurisdictions in the manner presently conducted.

     Section 5.10  Counterparts.  This Agreement may be executed in
                   ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger, or have caused this Agreement and Plan of Merger to be duly executed on their behalf, as of the day and year first above written.


                              PROJECT ORANGE ASSOCIATES L.P.

                              By: G.A.S. ORANGE ASSOCIATES, L.L.C.,
                              its General Partner


                              By:  /s/ Adam H. Victor
                                   _____________________________
                                   Name: Adam H. Victor
                                   Title: President


                              PROJECT ORANGE FUNDING, L.P.

                              By: G.A.S. ORANGE ASSOCIATES, L.L.C.,
                              its General Partner


                              By:  /s/ Adam H. Victor
                                   _____________________________
                                   Name: Adam H. Victor
                                   Title: President


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                                   EXHIBIT A

                             CERTIFICATE OF MERGER

                                      OF

                         PROJECT ORANGE FUNDING, L.P.

                                     INTO

                        PROJECT ORANGE ASSOCIATES L.P.

To the Secretary of State
of Delaware

  Project Orange Associates L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, (the "Act") for the purpose of merging with other business entities pursuant to Section 17-211 of the Act, hereby certifies that:

          1. The name and jurisdiction of formation or organization of each of the domestic limited partnerships are:

                           NAME                     JURISDICTION
                           ----                     ------------

               Project Orange Associates L.P.         Delaware
               Project Orange Funding, L.P.           Delaware

          2. An Agreement and Plan of Merger has been approved and executed by each domestic limited partnership or other business entity which is a constituent entity.

          3. The name of the surviving domestic limited partnership is Project Orange Associates L.P.

          4. The merger shall be effective on the date of filing this Certificate of Merger with the Secretary of State of the State of Delaware.

          5. The executed Agreement and Plan of Merger is on file at the following at the principal place of business of the surviving domestic limited partnership. The address of the principal place of business of the surviving limited partnership is: 90 Presidential Plaza, Syracuse, New York 13202-2200.

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          6.        A copy of the Agreement and Plan of Merger will be furnished by the surviving domestic limited partnership, on request and without cost, to any partner of any domestic limited partnership, or any person holding an interest in any other business entity, which is a constituent entity.

Signed on December 6, 1999.



                                    PROJECT ORANGE ASSOCIATES L.P.

                                    By:  G.A.S. Orange Associates, L.L.C., its
                                    General Partner


                                    By: /s/ Adam H. Victor
                                       ----------------------------
                                    Name: Adam H. Victor
                                         --------------------------
                                    Title: President

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                                   EXHIBIT B


                    [CERTIFICATE OF LIMITED PARTNERSHIP OF
               PROJECT ORANGE ASSOCIATES L.P. - TO BE ATTACHED]

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